                                                           Exhibit (h)(8)(A)(ii)

                               AMENDED SCHEDULE A

                                     TO THE

                AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

                               ING INVESTORS TRUST

                            OPERATING EXPENSE LIMITS

                                                                            MAXIMUM OPERATING EXPENSE LIMIT
NAME OF FUND*                                                           (AS A PERCENTAGE OF AVERAGE NET ASSETS)
------------                                                            ---------------------------------------
                                                                                         CLASSES
                                                                                         -------
                                                                   ADVISER     INSTITUTIONAL     SERVICE     SERVICE 2
                                                                   -------     -------------     -------     ---------
ING Disciplined Small Cap Value Portfolio                           1.35%          0.75%          1.00%        1.15%
Initial Term Expires May 1, 2007

ING EquitiesPlus Portfolio                                          1.00%          0.40%          0.65%        0.80%
Initial Term Expires May 1, 2007

ING Global Real Estate Portfolio                                    1.60%          1.00%          1.25%        1.40%
Initial Term Expires May 1, 2007

ING LifeStyle Aggressive Growth Portfolio(1)                        0.74%          0.14%          0.39%        0.54%
Initial Term Expires May 1, 2007

ING LifeStyle Growth Portfolio(1)                                   0.74%          0.14%          0.39%        0.54%
Initial Term Expires May 1, 2007

ING LifeStyle Moderate Growth Portfolio(1)                          0.74%          0.14%          0.39%        0.54%
Initial Term Expires May 1, 2007

ING LifeStyle Moderate Portfolio(1)                                 0.74%          0.14%          0.39%        0.54%
Initial Term Expires May 1, 2007

ING MarketPro Portfolio(1)                                          0.70%          0.10%          0.35%        0.50%
Initial Term Expires May 1, 2007

ING MarketStyle Growth Portfolio(1)                                 0.68%          0.08%          0.33%        0.48%
Initial Term Expires May 1, 2007

                                                                            MAXIMUM OPERATING EXPENSE LIMIT
NAME OF FUND*                                                           (AS A PERCENTAGE OF AVERAGE NET ASSETS)
------------                                                            ---------------------------------------
                                                                                         CLASSES
                                                                                         -------
                                                                   ADVISER     INSTITUTIONAL     SERVICE     SERVICE 2
                                                                   -------     -------------     -------     ---------
ING MarketStyle Moderate Growth Portfolio(1)                        0.68%          0.08%          0.33%        0.48%
Initial Term Expires May 1, 2007

ING MarketStyle Moderate Portfolio(1)                               0.68%          0.08%          0.33%        0.48%
Initial Term Expires May 1, 2007

ING VP Index Plus International Equity Portfolio                    1.15%          0.55%          0.80%        0.95%
Initial Term Expires May 1, 2007

                                                                                                              -----
                                                                                                                 HE

Effective Date:  April 28, 2006


* This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

(1) The operating expense limits set out above apply only at the Fund level and do not limit the fees payable by the underlying investment companies in which the Funds invest.